Exhibit 99.1
Sonder Holdings Inc. Appoints Michael Hughes as Chief Financial Officer

SAN FRANCISCO, January 21, 2025 -- Sonder Holdings Inc. (NASDAQ: SOND) (“Sonder” or the “Company”) today announced the appointment of Michael Hughes as Chief Financial Officer, effective January 22, 2025.

Mr. Hughes is an experienced operations and finance leader within real estate and hospitality. He was most recently the Chief Financial Officer of Spirit Realty Capital, Inc., a real estate investment trust, where he helped lead the organization’s multi-year strategic transformation and subsequent $9.3 billion sale to Realty Income Corporation. Prior to that, Mr. Hughes served in various leadership roles, including as Chief Financial Officer at FelCor Lodging Trust Inc., a real estate investment trust focused on the upper-upscale sector in the hospitality industry. He also held multiple roles within the finance department of Wyndham Hotels & Resorts, Inc., including as Vice President of Corporate Finance. Mr. Hughes holds a Chartered Financial Analyst designation and is a member of the CFA Society of Dallas.

Francis Davidson, Co-Founder and CEO of Sonder, said, “I am thrilled to have Michael join Sonder as our next CFO. Michael comes to us with significant experience implementing business transformations and driving operational discipline from his leadership roles at companies in our sector. Our integration efforts with Marriott International are progressing very well and with the recent actions we have taken to significantly strengthen our balance sheet, Michael’s proven expertise will be immediately additive to the work we are doing to unlock opportunities to advance our core value drivers and generate increased revenue and cost efficiency. I also want to thank our entire finance team for their hard work during this interim period to ensure this transition is a success.”

Hughes said, “I am excited by the opportunity to join such a unique and innovative brand. I look forward to working closely with Francis and the team to help advance the important initiatives underway and drive greater value for all our stakeholders.”

About Sonder

Sonder (NASDAQ: SOND) is a leading global brand of premium, design-forward apartments and intimate boutique hotels serving the modern traveler. Launched in 2014, Sonder offers inspiring, thoughtfully designed accommodations and innovative, tech-enabled service combined into one seamless experience. Sonder properties are found in prime locations in over 40 markets, spanning ten countries and three continents. The Sonder app gives guests full control over their stay. Complete with self-service features, simple check-in and 24/7 on-the-ground support, amenities and services at Sonder are just a tap away, making a world of better stays open to all.

To learn more, visit www.sonder.com or follow Sonder on Instagram, LinkedIn or X.

Download the Sonder app on Apple or Google Play.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” "estimate," “expect,” “intend,” “may,” “plan,” "potentially," or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements relating to the Company’s operational and strategic initiatives, and the experience of Sonder’s leadership team. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including the risks and uncertainties described in the Company’s reports filed with the Securities and Exchange Commission, and under the heading “Risk Factors” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available at www.sec.gov. The forward-looking statements contained herein are only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts

Media:
press@sonder.com

Investor:
ir@sonder.com